Exhibit 5.1

March 8, 2011

SuccessFactors, Inc.

1500 Fashion Island Blvd., Suite 300

San Mateo, California 94404

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by SuccessFactors, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about March 8, 2011, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 3,884,721 shares of the Company’s Common Stock (the “Stock”) that are subject to issuance by the Company upon the exercise of stock options to be granted and the grant of restricted stock, restricted stock units, performance shares or stock bonuses under the Company’s 2007 Equity Incentive Plan (the “Plan”).

We have examined such matters of fact as we have deemed necessary to render the opinion set forth herein, which included examination of the following:

(1)	the Company’s Restated Certificate of Incorporation, certified by the Delaware Secretary of State on November 26, 2007;

(2)	the Company’s Amended and Restated Bylaws, certified by the Company’s Secretary on November 26, 2007;

(3)	the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

(4)	the prospectus prepared in connection with the Registration Statement (the “Prospectus”);

(5)	the minutes of the meetings of the Company’s Board of Directors held on October 31, 2007 and January 25, 2011 and the action by written consent of the Company’s stockholders dated November 12, 2007;

(6)	the Plan and related stock option, purchase and grant agreements;

(7)	the stock records, including stock ledger, for the Company that has been provided or confirmed to us (consisting of a report from the Company’s transfer agent of even date herewith verifying the number of the Company’s issued and outstanding shares of capital stock as of March 7, 2011 and a list of option and warrant holders respecting the Company’s capital stock and of any conversion privileges or rights to purchase capital stock that has been prepared by the Company verifying the number of such issued and outstanding securities); and

SuccessFactors, Inc.

March 8, 2011

(8)	a certificate signed by an officer of the Company containing certain factual and other representations to us upon which this opinion is based (the “Management Certificate”).

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will be effective under the Securities Act, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law or the facts affecting the validity of the issuance of such shares of Stock.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents, and if any shares of the Company’s capital stock, including the Stock are issued in book entry form, the transfer agent and registrar for such capital stock will appropriately register such issuance in the books and records of the Company and issue an appropriate account statement evidencing such capital stock credited to the recipient’s account.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto. In rendering the opinion below, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

SuccessFactors, Inc.

March 8, 2011

Based upon the foregoing, it is our opinion that the 3,884,721 shares of Stock that may be issued and sold by the Company upon the (a) exercise of stock options, (b) grant of restricted stock, performance shares or stock bonuses and (c) vesting of restricted stock units and stock appreciation rights granted by the Company under the Plan, when issued, sold and delivered in accordance with the Registration Statement, the Prospectus, the Plan and purchase agreements to be entered into thereunder will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

/s/ Fenwick & West LLP